As filed with the Securities and Exchange Commission on September 11, 2003
                                              Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ESSEX CORPORATION
             (Exact name of registrant as specified in its charter)

               VIRGINIA                                        54-0846569
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

          9150 GUILFORD ROAD
          COLUMBIA, MARYLAND                                         21046
 (Address of Principal Executive Offices)                          (Zip Code)

                      -------------------------------------

                                ESSEX CORPORATION
                 2002 STOCK OPTION AND APPRECIATION RIGHTS PLAN
                        NON PLAN STOCK OPTION AGREEMENTS
                            (Full title of the plan)
                      ------------------------------------

     LEONARD E. MOODISPAW, ESQUIRE                    WITH A COPY TO:
 President and Chief Executive Officer            D. SCOTT FREED, ESQUIRE
           Essex Corporation                 Whiteford, Taylor & Preston L.L.P.
          9150 Guilford Road                      Seven Saint Paul Street
       Columbia, Maryland 21046                  Baltimore, Maryland 21202
              (301) 939-7000                            (410) 347-8700


 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                           Amount      Proposed maximum   Proposed maximum
Title of securities        to be       offering price     aggregate              Amount of
TO BE REGISTERED         REGISTERED    PER SHARE          OFFERING PRICE         REGISTRATION FEE
------------------       ----------    ----------------   --------------         ----------------

PLAN OPTIONS
Common Stock (no par
value per share)         300,000 (1)    $  6.14 (2)        $  1,842,000.00  (2)     $ 149.02 (2)

NON PLAN OPTIONS
Common Stock (no par
value per share)         194,772 (1)    $  6.14 (2)        $ 1,195,900.08  (2)      $  96.75 (2)
                         -----------                       -------------------      ------------

         Total           494,772 (1)    $  6.14 (2)        $ 3,037,900.08  (2)      $ 245.77 (2)
                         ===========                       ===================     =============

(1) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plan or non plan agreements as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. ss. 230.416.

(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of Essex Corporation common stock on September 9, 2003, as reported on the American Stock Exchange.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of registered securities will begin as soon as possible after such effective date.

                                     PART I

                  INFORMATION IN THE SECTION 10(A) PROSPECTUS (1)

Item 1.           Plan Information

Item 2.           Registrant Information and Employee Plan Annual Information




(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents, filed or to be filed with the Commission, are, or shall be deemed to be, incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 29, 2002, as amended by the Form 10-KSB/A filed on July 17, 2003.

         (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 30, 2003 and June 29, 2003.

         (c) The Company's Current Reports on Form 8-K filed on March 7,2003, April 17, 2003, June 4, 2003 and Form 8-K/A filed on June 10, 2003.

         (d)    The Company's Proxy Statement on Schedule 14A dated June 25,
2003.

         (e) The description of the common stock, no par value per share (the "Common Stock"), of the Registrant contained in its Registration Statement on Form 8-A, and amendments thereto are incorporated by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (f) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Virginia Stock Corporation Act ("Act") permits indemnification of directors and officers of a corporation under certain conditions and subject to certain limitations. Articles (h) and (I) of the Articles of Incorporation of the Company contain provisions for the indemnification of directors and officers of the Company within the limitations permitted by the Act. In addition, the Company has entered into indemnity agreements with all of its directors and officers which provide the maximum indemnification allowed by the Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  See Exhibit Index on Page II-6.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, State of Maryland, on September 10, 2003.

                                                     ESSEX CORPORATION


                                    By:/S/ LEONARD E. MOODISPAW
                                      -----------------------------------------
                                        Leonard E. Moodispaw
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each director whose signature appears below constitutes and appoints Leonard E. Moodispaw and Joseph R. Kurry, Jr., or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for the undersigned any and all amendments or post-effective amendments to this Registration Statement on Form S-8 relating to the issuance of Common Stock of the Registrant and participation interests in the Plan or under non plan agreements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                             DATE

/S/ H. JEFFREY LEONARD        Chairman of the Board           September 10, 2003
----------------------
H. Jeffrey Leonard

/S/ LEONARD E. MOODISPAW      President, Chief Executive      September 10, 2003
------------------------      Officer, Chief Operating
Leonard E. Moodispaw          Officer and Director
                              (principal executive officer)

/S/ JOSEPH R. KURRY, JR.      Chief Financial Officer         September 10, 2003
------------------------      (principal financial and
Joseph R. Kurry, Jr.          accounting officer)


/S/ JOHN G. HANNON            Director                        September 10, 2003
------------------
John G. Hannon


/S/ ROBERT W. HICKS           Director                        September 10, 2003
-------------------
Robert W. Hicks

/S/ RAY M. KEELER             Director                        September 10, 2003
-----------------
Ray M. Keeler



/S/ FRANK E. MANNING          Director                        September 10, 2003
--------------------
Frank E. Manning



/S/ MARIE S. MINTON           Director                        September 10, 2003
-------------------
Marie S. Minton



/S/ ARTHUR L. MONEY           Director                        September 10, 2003
-------------------
Arthur L. Money



/S/ TERRY M. TURPIN           Director                        September 10, 2003
-------------------
Terry M. Turpin

                                  EXHIBIT INDEX

EXHIBIT
NUMBER  DESCRIPTION


4.1     Essex Corporation 2002 Stock Option and Appreciation Rights Plan

4.2     Form of Non Plan Stock Option Agreements

5.1     Opinion of Whiteford, Taylor & Preston L.L.P. (contains Consent of
        Counsel).

23.1 Consent of Whiteford, Taylor & Preston L.L.P. (contained in Exhibit 5.1 filed herewith).

23.2    Consent of Stegman & Company

24.1    Power of Attorney (contained on Page II-4 and II-5)







------------------------------------